Exhibit 10.2
*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) dated as of July 22, 2010 (the “Effective Date”) is entered into between Medicis Pharmaceutical Corporation, a Delaware corporation with an address at 7720 North Dobson Road, Scottsdale, Arizona 85256 on behalf of itself and its Affiliates (collectively, “Medicis”), and Mylan Inc., a Pennsylvania corporation with an address at 1500 Corporate Drive, Canonsburg, Pennsylvania 15317; Matrix Laboratories Ltd., a subsidiary of Mylan Inc. with a principal place of business at 1-1-151/1, Alexander Road, Secunderabad 500-003 India; and Mylan Pharmaceuticals Inc., a West Virginia corporation with an address at 781 Chestnut Ridge Road, Morgantown, WV 26505 on behalf of themselves and their Affiliates (all collectively referred to herein as “Mylan”).
     WHEREAS, Medicis is the owner of the Patent Rights (as defined below) and has filed complaints against Mylan in actions captioned Medicis Pharmaceutical Corp. v. Mylan Inc. et al., Case No. 09-CV-33 (LPS) (D. Del.) and Medicis Pharmaceutical Corp. v. Mylan Inc. et al., Case No. 10-CV-524 (LPS) (D. Del.) (collectively, the “Litigation”) which are pending in the United States District Court, District of Delaware (the “Court”);
     WHEREAS, to avoid the expense of further litigation the Parties desire to settle the Litigation on the terms set forth herein; and
     WHEREAS, the parties desire to settle the Litigation and Mylan desires to receive, and Medicis desires to grant to Mylan, a royalty-bearing license under the Patent Rights to make, use, sell, offer for sale and import Current Generic Product and Future Generic Product (as each term is defined below), all on the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS.
          1.1 “Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such entity. An entity shall be regarded as in control of another entity if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of the other entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other entity by any means whatsoever.
          1.2 “API” shall mean the Minocycline Hydrochloride Active Pharmaceutical Ingredient used to manufacture a Current Generic Product (as defined below) or a Future Generic Product (as defined below).
          1.3 “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which the state or federal courts located in the State of Delaware are authorized or obligated by law or executive order to be closed.

          1.4 “Confidential Information” means all non-public materials, information and data concerning the disclosing party and its operations that is disclosed by the disclosing party to the receiving party pursuant to this Agreement, orally or in written, electronic or tangible form, or otherwise obtained by the receiving party through observation or examination of the disclosing party’s operations. Confidential Information includes, but is not limited to, information about the disclosing party’s financial condition and projections; business, marketing or strategic plans; sales information; customer lists; price lists; databases; trade secrets; product prototypes and designs; techniques, formulae, algorithms and other non-public process information. Notwithstanding the foregoing, Confidential Information of a party shall not include that portion of such materials, information and data that, and only to the extent, that the recipient can establish by written documentation: (a) is known to the recipient as evidenced by its written records before receipt thereof from the disclosing party, (b) is disclosed to the recipient free of confidentiality obligations by a Third Party who has the right to make such disclosure without obligations of confidentiality, (c) is or becomes part of the public domain through no fault of the recipient, or (d) the recipient can reasonably establish is independently developed by persons on behalf of recipient without the use of the information disclosed by the disclosing party.
          1.5 “Current Generic Product” means ***.
          1.6 “Current Solodyn Products” means the Solodyn® products listed on Exhibit A.
          1.7 “Current Strengths Trigger Date” means ***:
(a)	November ***, 2011;

(b)	***;

(c)	***;

(d)	***; or

(e)	***.

***.

***.
          1.8 “FDA” means the United States Food and Drug Administration or any successor entity thereto.
          1.9 “Future Generic Product” means ***.
          1.10 “Future Solodyn Products” means ***.
          1.11 “Future Strengths Trigger Date” means, ***:

(a)	***;

(b)	***;

(c)	***; or

(d)	***.

***.

***.
          1.12 “GAAP” means generally accepted accounting principles in effect in the United States from time to time, as consistently applied by Mylan.
          1.13 “Medicis NDA” means the New Drug Application #50-808 and any supplements or amendments thereto.
          1.14 “Net Sales” means ***.
          1.15 “Orange Book” means the current edition (in electronic or hard copy form) of the FDA’s publication, Approved Drug Products with Therapeutic Equivalence Evaluations, as may be amended from time to time, and any successor publication thereto.
          1.16 “Patent Rights” means ***.
          1.17 “Settlement Agreement” means the Settlement Agreement entered into between Medicis and Mylan of even date herewith.
          1.18 “Third Party” means any person or entity other than Medicis or Mylan.
          1.19 “United States” means the United States of America, including its territories and possessions, but excluding direct sales into the Commonwealth of Puerto Rico.
          1.20 “The ‘838 Patent” means U.S. Patent No. 5,908,838, as set forth in the duly issued Ex Parte Reexamination Certificate on June 1, 2010.
          1.21 “Valid Claim” means ***.
     2. RELEASE; PATENT RIGHTS.
          2.1 Releases. Mylan represents and warrants that, as of the Effective Date, it has manufactured, used, sold, offered for sale, imported or distributed in the United States those lots of Current Generic Product without authorization from Medicis as set forth on Schedule A (the “Distributed Lots”), and the Distributed Lots are the only infringements of the Patent Rights by Mylan with respect to the sale or offer for sale of Current Generic Product in the United States. ***.
          2.2 Prior to Trigger Dates.

               2.2.1***.
               2.2.2***.
               2.2.3***.
          2.3 Validity of the ‘838 Patent. ***.
     3. LICENSE
          3.1 License Grants.
               3.1.1 Subject to the terms and conditions of this Agreement, and effective on the Current Strengths Trigger Date, Medicis hereby grants to Mylan, their Affiliates (including Mylan Pharmaceuticals) a non-exclusive, non-transferable, non-sublicensable (except to Mylan’s manufacturers for the manufacture of Current Generic Product and associated API exclusively for the benefit of Mylan), royalty-bearing right and license under the Patents Rights to make, have made, use, sell, offer for sale and import the applicable Current Generic Products and associated API in the United States. ***.
               3.1.2 Subject to the terms and conditions of this Agreement, and effective on the applicable Future Strengths Trigger Date for each applicable Future Generic Product for which Mylan has an approved ANDA, Medicis hereby grants to Mylan, their Affiliates (including Mylan Pharmaceuticals) a non-exclusive, non-transferable, non-sublicensable (except to Mylan’s manufacturers for the manufacture of Future Generic Product and associated API exclusively for the benefit of Mylan), royalty-bearing right and license under the Patents Rights to make, have made, use, sell, offer for sale and import in the United States the applicable Future Generic Products and associated API for which Mylan has an approved ANDA. ***.
          3.2 No Licenses. Except as otherwise provided herein, nothing in this Agreement shall be construed as: (a) an obligation to bring or prosecute actions or suits against Third Parties for infringement of any patent, whether within the Patent Rights or otherwise; (b) conferring a right to use in advertising, publicity, promotion or otherwise any trademark or trade name of Medicis; or (c) granting by implication, estoppel or otherwise, any licenses or rights under the Patent Rights or any other patents.
     4. ROYALTIES
          4.1 Payment.
               4.1.1 ***.
               4.1.2 ***.
               4.1.3 ***.

          4.2 Taxes. Mylan shall be responsible for and may withhold from payments made to Medicis under this Agreement any taxes required to be withheld by Mylan under applicable law. Accordingly, if any such taxes are levied on such payments due hereunder (“Withholding Taxes”), Mylan shall (i) deduct the Withholding Taxes from the payment amount, (ii) pay all applicable Withholding Taxes to the proper taxing authority, and (iii) send evidence of the obligation together with proof of tax payment to Medicis within *** following the applicable tax payment.
          4.3 Audit Rights. On no less than *** notice from Medicis, Mylan shall make available for inspection during normal business hours by an independent auditor selected by Medicis and reasonably acceptable to Mylan all records, books of account, information and data concerning the calculation of Net Sales pursuant to this Agreement for the purpose of an audit to determine the accuracy of the reports delivered and amounts paid by Mylan pursuant to Section 4.1. Upon reasonable belief of discrepancy or dispute, Medicis’ external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit. Medicis shall be solely responsible for its costs in making any such audit, unless Medicis identifies a discrepancy in favor of Mylan in the calculation of the Net Sales and royalties paid to Medicis under this Agreement in any calendar year from those properly payable for that calendar year of *** or greater, in which event Mylan shall be solely responsible for the reasonable cost of such audit and pay Medicis any underpayment.
     5. TERM AND TERMINATION.
          5.1 Term. Subject to Section 5.2, this Agreement shall expire on the expiration of the last to expire of the Patent Rights; provided, however, that if there are no valid, issued patents within the Patent Rights, but there are at such time pending patent applications within the Patent Rights, then subject to the terms and conditions of this Agreement, the term of this Agreement shall continue for the pendency of such pending patent applications.
          5.2 Termination for Cause. Either party may terminate this Agreement upon or after the material breach of any material provision of this Agreement by the other party if the other party has not cured such breach within *** after receipt of express written notice thereof by the non-breaching party. ***.
          5.3 Termination for Challenge. ***.
          5.4 Effect of Expiration or Termination. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 1, 2.1, 2.2.3, 2.3, 5.2, 5.4, 6, 7, 8 and 9 shall survive the expiration or termination of this Agreement. No other provisions shall survive expiration or termination of this Agreement.
     6. CONFIDENTIALITY.
          6.1 Confidentiality. Except as otherwise provided for in the Settlement Agreement, until the expiration or earlier termination of this Agreement, and for a period of *** following the expiration or earlier termination hereof or thereof, except with respect to any

Confidential Information constituting a trade secret in which case the receiving party’s obligation continues in perpetuity, provided such receiving party has been informed as to the status of such Confidential Information as a trade secret, each party shall maintain in confidence all Confidential Information disclosed by the other party and the terms of this Agreement, and shall not use, grant the use of or disclose to any Third Party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information or the terms of this Agreement.
          6.2 Permitted Disclosures. Either party may disclose Confidential Information of the disclosing party (a) on a need-to-know basis, to such party’s directors, officers and employees to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement, and (b) to those agents and consultants, and contract manufacturers who need to know such information to accomplish the purposes of this Agreement (collectively, “Permitted Recipients”); provided such Permitted Recipients are bound to maintain such Confidential Information in confidence at least to the same extent as set forth in Section 6.1.
          6.3 Litigation and Governmental Disclosure. Each party may disclose Confidential Information of the other party to the extent such disclosure is reasonably necessary for prosecuting or defending litigation or complying with a court order or applicable law, governmental regulations or investigation, provided that if a party is required by court order, law or regulation (except for disclosure requested or required by the I.R.S.) to make any such disclosure of the other party’s Confidential Information it will give reasonable advance notice to the other party of such disclosure requirement and will use good faith efforts to assist such other party to secure a protective order or confidential treatment of such Confidential Information required to be disclosed.
          6.4 Return of Confidential Information. Upon expiration or termination of this Agreement for any reason, the Receiving Party, upon receipt of a written request from the Disclosing Party, shall return to the Disclosing Party all copies of the Confidential Information received from the Disclosing Party hereunder, , or, in its discretion, destroy all such copies and certify to such destruction, provided, however, that the Receiving Party’s legal counsel may retain one copy of such Confidential Information in a secure location solely for purposes of determining the Receiving Party’s continuing obligations under this Agreement.
          6.5 Publicity. Except as expressly authorized hereunder and in the Settlement Agreement, neither party shall make any publicity releases, interviews or other dissemination of information concerning this Agreement or its terms, or either party’s performance hereunder, to communication media, financial analysts or others without the prior written approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in this Agreement, the parties understand and agree that either party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other party (a) in order to comply with its obligations under the law, including the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 and The Drug Price Competition and Patent Term Restoration Act of 1984, as amended by The Medicare Prescription Drug, Improvement and

Modernization Act of 2003; (b) in order to comply with the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or New York Stock Exchange or other similar laws of a governmental authority; (c) to respond to an inquiry of a governmental authority or regulatory authority as required by law; or (d) in a judicial, administrative or arbitration proceeding. In any such event the party making such disclosure shall (i) provide the other party with as much advance notice as reasonably practicable of the required disclosure, (ii) cooperate with the other party in any attempt to prevent or limit the disclosure, and (iii) limit any disclosure to the specific purpose at issue. In connection with any filing of a copy of this Agreement with the Securities and Exchange Commission, the filing party shall endeavor to obtain confidential treatment of economic and trade secret information, and shall keep the other party informed as the planned filing (including, but not limited to providing the other party with the proposed filing reasonably in advance of making the planned filing) and consider the requests of the other party regarding such confidential treatment.
     7. REPRESENTATIONS AND WARRANTIES.
          7.1 Representations. Each party hereby represents and warrants as of the Effective Date to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
          7.2 Disclaimer of Warranties. Except for those warranties set forth in Section 7.1, neither party makes any warranty, written, oral, express or implied, with respect to this Agreement. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY BOTH PARTIES.
          7.3 Limitation of Liability. WITH THE EXCEPTION OF DAMAGES RESULTING FROM A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR ITS OBLIGATIONS UNDER SECTION 8 (INDEMNIFICATION), OR A BREACH BY MYLAN OF SECTION 2.1, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.
          7.4 Equitable Relief Against Mylan. ***.
          7.5 ***.
     8. INDEMNIFICATION.
          8.1 ***.

          8.2 ***.
          8.3 Obligations. A party which intends to claim indemnification under this Section 8 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnified Party intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall permit the Indemnifying Party, at its discretion, to settle any such action, claim or other matter. Notwithstanding the foregoing, the Indemnifying Party shall not enter into any settlement that would adversely affect the Indemnified Party’s rights hereunder, or impose any obligations on the Indemnified Party in addition to those set forth herein, in order for it to exercise such rights, without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnified Party shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 8. The Indemnified Party shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.
     9. GENERAL PROVISIONS.
          9.1 Notices. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective parties:

If to Medicis:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: Chief Executive Officer
Facsimile: 480-291-5175

with a copy to:	Medicis Pharmaceutical Corporation
7720 North Dobson Road
Scottsdale, Arizona 85256
Attn: General Counsel
Facsimile: 480-291-8508

If to Mylan:	Mylan Inc.
1500 Corporate Drive,
Canonsburg, Pennsylvania15317
Attn: General Counsel
Facsimile: 724-514-1871

With a copy to:	Perkins Coie LLP
607 Fourteenth Street N.W., Suite 800
Washington, D.C.
20005-2003
Attn: Shannon Bloodworth
Facsimile: 202-654-9135
     Notices shall be effective on the day of receipt. A party may change its address listed above by notice to the other party given in accordance with this Section 9.1.
          9.2 Entire Agreement. The parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. This Agreement shall be binding on each of Mylan and Medicis and their respective permitted successors and assigns.
          9.3 Waiver. None of the provisions of this Agreement shall be considered waived by any party hereto unless such waiver is agreed to, in writing, by authorized agents of such party. The failure of a party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any party hereto.
          9.4 Obligations to Third Parties. Each party warrants and represents that this Agreement does not conflict with any contractual obligations, expressed or implied, undertaken with any Third Party.
          9.5 Assignment. ***.
          9.6 Governing Law. ***.
          9.7 Severability. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
          9.8 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not part of this Agreement.
          9.9 Attorneys’ Fees. The prevailing party shall be entitled to attorneys’ fees and its litigation or related expenses in any suit or proceeding with respect to the interpretation or enforcement of this Agreement.

          9.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly-authorized representatives effective as of the Effective Date.

MYLAN INC.		MEDICIS PHARMACEUTICAL CORPORATION

By:		By:
	Name:		Name:
	Title:		Title:

MATRIX LABORATORIES LTD.

By:
Name:
Title:

MYLAN PHARMACEUTICALS INC.

By:
Name:
Title:

EXHIBIT A
Current Solodyn Products

PRODUCT	NDC
Solodyn 45mg	99207-0460-[All]
Solodyn 90mg	99207-0461-[All]
Solodyn 135mg	99207-0462-[All]

EXHIBIT B
Patent Rights

Issued Patents (all U.S.)	Pending Applications (all U.S.)
***	***

SCHEDULE A
Distributed Lots
***